Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                            Balance Sheet (Unaudited)
                               September 30, 2003
                           ---------------------------
                                 (In Thousands)


ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                         $   5,044
    Receivables:
      Customers                                                         226,569
      Associated companies                                              268,726
      Other                                                              13,935
    Material and supplies                                                29,384
    Prepayments and other                                                21,927
                                                                       --------
                                                                        565,585
                                                                       --------

PROPERTY, PLANT AND EQUIPMENT:
    In service                                                            8,560
    Less: Accumulated provision for depreciation                          2,422
                                                                       --------
                                                                          6,138
    Construction work in progress                                           863
                                                                       --------
                                                                          7,001
                                                                       --------

INVESTMENTS:
    Other                                                                62,536
                                                                       --------
                                                                         62,536
                                                                       --------

DEFERRED CHARGES:
    Goodwill                                                             25,372
    Other                                                                74,558
                                                                       --------
                                                                         99,930
                                                                       --------

         TOTAL ASSETS                                                 $ 735,052
                                                                       ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Notes payable to associated companies                             $ 410,114
    Accounts payable
      Other                                                             151,675
      Associated companies                                              198,022
    Accrued taxes                                                           134
    Accrued interest                                                       -
    Other                                                                22,184
                                                                       --------
                                                                        782,129
                                                                       --------

CAPITALIZATION:
    Common stockholder's equity                                         (71,970)
    Long-term debt                                                         -
                                                                       --------
                                                                        (71,970)
                                                                       --------

DEFERRED CREDITS:
    Other postretirement benefits                                        17,343
    Other                                                                 7,550
                                                                       --------
                                                                         24,893
                                                                       --------

         TOTAL LIABILITIES & CAPITALIZATION                           $ 735,052
                                                                       ========


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                                                                     Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                         Statement of Income (Unaudited)
                         -------------------------------
                                 (In Thousands)


                                                 Three Months      Nine Months
                                                    Ended             Ended
                                                 Sept. 30, 2003   Sept. 30, 2003
                                                 --------------   --------------

REVENUES                                          $1,305,930        $ 3,635,282
    Fuel, purchased power and gas                  1,254,205          3,483,120
    Other operating expenses                          24,964            114,253
    Provision for depreciation
       and amortization                                  732              2,279
    General taxes                                      1,596              5,343
                                                   ---------         ----------
         Total expenses                            1,281,497          3,604,995
                                                   ---------         ----------

EQUITY IN SUBSIDIARY EARNINGS                         20,181             65,533
                                                   ---------         ----------

INCOME BEFORE INTEREST
  & INCOME TAXES                                      44,614             95,820

NET INTEREST CHARGES:

    Interest expenses                                  2,316              4,192
    Capitalized interest                                  (1)               (17)
                                                   ---------         ----------
         Net interest charges                          2,315              4,175
                                                   ---------         ----------

INCOME TAXES                                           9,754             11,388
                                                   ---------         ----------

NET INCOME                                        $   32,545        $    80,257
                                                   =========         ==========